Exhibit 99.1

TEJON RANCH CO. ANNOUNCES DATE FOR SECOND QUARTER 2026

EARNINGS RELEASE AND CONFERENCE CALL

TEJON RANCH, California – July 30, 2026 - Tejon Ranch Co., or the Company, (NYSE: TRC), a diversified real estate development and agribusiness company, today announced it will release its second quarter 2026 operating and financial results before the market opens on August 6, 2026. In connection with this announcement, the Company will host a conference call on August 6, 2026 at 5:00 p.m. Eastern Time. During the call, President & CEO Matt Walker and CFO Robert Velasquez will provide an update on the Company’s recent initiatives and financial results.

Management will address questions e-mailed in advance by investors to: IR@tejonranch.com. Questions must be submitted by 2:00 p.m. ET on August 6, 2026.

Webcast

An audio webcast of the conference call will be available through the “Investors” section of the Company’s website at www.tejonranch.com. To listen to the broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software. A replay of the audio webcast will be available for one year on the Company’s website shortly after the conclusion of the call. Details on how to access the call are below.

To dial into the Telephone Conference Call:

Domestic: 1-877-704-4453

International: 1-201-389-0920

Conference Call Playback:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Passcode: 13759631

The full playback can be accessed through Thursday, September 3, 2026.

About Tejon Ranch Co.

Tejon Ranch Co. (NYSE: TRC) is a California-based company whose 270,000-acre landholding supports a diversified portfolio of real estate and land-based businesses. Strategically located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield, the Company’s operations include the development and operations of commercial and industrial real estate, master planned communities, as well as farming, grazing and game management. Tejon Ranch Co. also generates revenue through ground leases, royalty agreements, and rights-of-way easements supporting infrastructure, energy, telecommunications and utility uses. For more information, please visit www.tejonranch.com.

Contact:

Nicholas Ortiz

Senior Vice President, Corporate Communications & Public Affairs

nortiz@TejonRanch.com

(661) 331-0313